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                                                                    EXHIBIT (21)



                             WALL STREET DELI, INC.
                                AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                               Percentage
                                                                                State of                        of Voting
                                                                             Incorporation                     Securities
                                                                                                                    Owned
-------------------------------------------------------------------------------------------------------------------------
 Sandwich Chef of Alabama, Inc.                                                    Alabama                      100%
 Downtown Food Service, Inc.                                                     Tennessee                      100%
 Sandwich Chef of Colorado, Inc.                                                  Colorado                      100%
 Sandwich Chef of Texas, Inc.                                                        Texas                      100% (a)
 Sandwich Chef of D.C., Inc.                                                      Delaware                      100%
 Sandwich Chef of Illinois, Inc.                                                  Illinois                      100%
 Sandwich Chef of Louisiana, Inc.                                                Louisiana                      100%





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(a)      Wholly-owned subsidiary of Sandwich Chef of Colorado, Inc.





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